As filed with the Securities and Exchange Commission on June 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Oregon	93-0708501
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

FLIR Systems, Inc.

27700A SW Parkway Avenue, Wilsonville, OR 97070; (503) 498-3547

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

FLIR Systems, Inc. 2002 Stock Incentive Plan

(Full title of the Plan)

Earl R. Lewis

President and Chief Executive Officer

FLIR Systems, Inc.

27700A SW Parkway Avenue, Wilsonville, OR 97070

(503) 498-3547

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gregory E. Struxness, Esq.

Ater Wynne LLP

222 S.W. Columbia, Suite 1800

Portland, Oregon 97201

(503) 226-1191

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.01 par value per share (2)	6,000,000 shares	$27.21	$163,260,000	$19,216

(1)	Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended, based on the average of the high and low sales price of the Registrant’s Common Stock as reported on the Nasdaq Stock Market System on June 10, 2005.
(2)	Including associated Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced or traded separately from the common stock.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 6,000,000 shares of FLIR Systems, Inc. common stock issuable pursuant to its 2002 Stock Incentive Plan. This Registration Statement includes a facing page, this page, the signature page, an Exhibit Index, and Exhibit 5 Legal Opinion, and an accountant’s consent. Pursuant to Instruction E, the content of FLIR’s Registration Statement on Form S-8 (No. 333-102992), including the exhibits thereto, are incorporated by reference into this Registration Statement. All previously registered shares may be issued pursuant to FLIR’s 2002 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Wilsonville, State of Oregon, on June 15, 2005.

FLIR SYSTEMS, INC.

By:	/s/ EARL R. LEWIS
Earl R. Lewis
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Earl R. Lewis and Stephen M. Bailey, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Witness our hands on the date set forth below.

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Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of June 15, 2005.

/s/ EARL R. LEWIS Earl R. Lewis	President, Chairman of the Board of Directors, Chief Executive Officer, Director (Principal Executive Officer)

/s/ STEPHEN M. BAILEY Stephen M. Bailey	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ TAMARA L. ADLER Tamara L. Adler	Director

/s/ JOHN D. CARTER John D. Carter	Director

/s/ WILLIAM W. CROUCH William W. Crouch	Director

/s/ JOHN C. HART John C. Hart	Director

/s/ ANGUS L. MACDONALD Angus L. Macdonald	Director

/s/ MICHAEL T. SMITH Michael T. Smith	Director

/s/ STEVEN E. WYNNE Steven E. Wynne	Director

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INDEX TO EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Ater Wynne LLP as to the legality of the securities being registered

23.1	Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP, independent registered public accounting firm

24.1	Powers of Attorney (included in signature page in Part II of the Registration Statement)

99.1	FLIR Systems, Inc. 2002 Stock Incentive Plan, as amended (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 4, 2005)